Exhibit 10.1
AGREEMENT FOR PURCHASE AND SALE
OF
1590 Buckeye Drive
Milpitas, California
January 31, 2007

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Table Of Contents
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Section 7.11 Governing Law	18

Section 7.12 Damages	18

Section 7.13 Counterparts	18

Section 7.14 Tax Deferred Exchange	18

Section 7.15 Entire Agreement	19

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AGREEMENT FOR PURCHASE AND SALE
OF
1590 Buckeye Drive, Milpitas, California
     This Agreement For Purchase And Sale is made and entered into as of January 31, 2007 (the “Contract Date”) by and between Barber Lane Associates L.P., a California limited partnership (“Seller”), and IXYS Corporation, a Delaware corporation (“Buyer”).
Recitals
     A. Seller is the record title holder of certain improved real property situated at 1590 Buckeye Drive, in the City of Milpitas, County of Santa Clara, State of California, together with associated tangible and intangible personal property.
     B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer, subject to the terms and conditions contained in this Agreement, the foregoing real property and any and all associated tangible and intangible personal property owned by Seller.
Agreement
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller do hereby agree as follows:
ARTICLE I
BASIC DEFINITIONS
     All Cash Notice of Election to Proceed. The term “All Cash Notice of Election to Proceed” shall mean a written notice in the precise form attached to this Agreement as Exhibit A.
     Assignment of Management Contracts. The term “Assignment of Management Contracts” shall mean that certain Assignment of Management Contracts executed by Seller in favor of Wells, dated December 21, 2000.
     Assumption and Indemnity Agreement. The term “Assumption and Indemnity Agreement” shall mean an assumption and indemnity agreement in the form of Exhibit B-1 attached hereto (or in the form of Exhibit B-2 attached hereto if IXYS Corporation assigns its rights under this Agreement to another party or is not the grantee under the Deed), pursuant to which IXYS Corporation assumes for Seller’s (and its affiliates’) benefit all obligations of Seller and its affiliates under the Loan Documents (except that with respect to debt service payments, such assumption shall apply only to such obligations accruing from and after the Closing Date), and indemnify, defend, and hold harmless Seller and its affiliates from and against any liability or obligation arising in connection with the Loan Documents (except that with respect to debt service payments, such indemnity shall apply only to such obligations accruing from and after the Closing Date).
     Certificates and SNDAs. The term “Certificates and SNDAs” shall mean all certificates, letters, estoppels, affidavits, and Subordination, Non-Disturbance, and Attornment Agreements executed by Seller or its members or affiliates in connection with the Loan.

     Closing Date. The term “Closing Date” shall mean July 18, 2007, or any earlier date approved in writing by Buyer and Seller for the close of escrow with respect to the purchase and sale of the Property.
     Contract Period. The term “Contract Period” shall mean the period from the Contract Date through and including the Closing Date.
     Deed. The term “Deed” has the meaning assigned to it in Section 6.1(a)(i) below.
     Deed of Trust. The term “Deed of Trust” shall mean that certain Deed of Trust and Absolute Assignment of Rents and Leases and Security Agreement (and Fixture Filing) executed by Seller in favor of Wells, dated as of December 21, 2000, and recorded on January 12, 2001 in the Official Records as Document No. 15525418.
     Defeasance. The term “Defeasance” shall mean the defeasance of the Loan in accordance with and pursuant to the Loan Documents.
     Defeasance Collateral Cost. The term “Defeasance Collateral Cost” shall mean the cost to acquire the securities necessary to complete the Defeasance.
     Defeasance Costs. The term “Defeasance Costs” shall mean all costs and fees incurred or payable in order to accomplish and complete the Defeasance (including but not limited to the Defeasance Fee, the Defeasance Collateral Cost, and all costs and fees of Lender).
     Defeasance Fee. The term “Defeasance Fee” shall mean the one percent (1%) fee required by the Loan Documents in connection with the Defeasance.
     Disclosure Statement. The term “Disclosure Statement” shall mean the statement set forth as Exhibit C to this Agreement.
     Guarantor. The term “Guarantor” shall mean IXYS Corporation in the event IXYS Corporation assigns its rights under this Agreement to another party or is not the grantee under the Deed.
     Guaranty. The term “Guaranty” shall mean that certain Limited Guaranty executed by MELLC in favor of Wells and dated as of December 21, 2000.
     Inspection Period. The term “Inspection Period” shall mean the period commencing on the Contract Date, and ending at 4:59 p.m. California time on the date which is sixty (60) days after the Contract Date.
     Intangible Property. The term “Intangible Property” shall mean Seller’s rights and interests in: (a) any and all transferable or assignable permits, building plans and specifications, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, trade names, service marks, engineering, soils, pest control and other reports relating to the Property, tenant lists, advertising materials, and telephone exchange numbers identified with the Property; (b) maintenance, service and other operating contracts, equipment leases and other arrangements or agreements to which Seller is a party affecting the ownership, repair, maintenance, management, leasing or operation of the Property; and (c) all other transferable intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the Property.

     Leases. The term “Leases” shall mean all leases, rental agreements or other agreements (including all amendments or modifications thereto) binding on Seller which entitle any person to the occupancy or use of any portion of the Property.
     Lender. The term “Lender” shall mean the holder of the Promissory Note and/or the servicer of the Loan, if applicable.
     Loan. The term “Loan” shall mean the loan evidenced by the Promissory Note.
     Loan Approval. The term “Loan Approval” shall mean a written notice from Lender to Seller indicating that Lender has approved the Loan Assumption.
     Loan Assumption. The term “Loan Assumption” shall mean the assumption of the Loan by Buyer and the concurrent release of Seller and all Seller affiliates from all liability under the Loan Documents (except that with respect to debt service payments, such release need apply only to such debt service obligations accruing from and after the Closing Date).
     Loan Assumption Costs. The term “Loan Assumption Costs” shall mean all costs and fees incurred or payable in order to accomplish and complete the Loan Assumption (including but not limited to the Loan Assumption Fee, all costs and fees of Lender, and reasonable attorneys’ fees incurred by Seller in connection with the Loan Assumption).
     Loan Assumption Fee. The term “Loan Assumption Fee” shall mean the one percent (1%) assumption fee required by the Loan Documents in connection with the Loan Assumption.
     Loan Assumption Notice of Election to Proceed. The term “Loan Assumption Notice of Election to Proceed” shall mean a written notice from Buyer to Seller in the precise form attached to this Agreement as Exhibit D, pursuant to which Buyer approves the Loan Documents, agrees to comply with the Lender’s requirements for the Loan Assumption, and reconfirms that it will perform its obligations under Section 4.3 below.
     Loan Assumption Proration Amount. The term “Loan Assumption Proration Amount” shall have the meaning set forth in Section 6.3(a)(ii) below.
     Loan Documents. The term “Loan Documents” shall mean the Promissory Note, the Deed of Trust, the Assignment of Management Contracts, the Certificates and SNDAs, the Guaranty, and all other documents governing or securing the Loan.
     Loan Transfer Documents. The term “Loan Transfer Documents” shall mean the documents required by the Lender that Lender, Buyer, Guarantor, and/or Seller are obligated to execute and/or have recorded in connection with the Loan Assumption, and in any event the Assumption and Indemnity Agreement in the form of either (a) Exhibit B-1 attached hereto, if IXYS Corporation does not assign its rights under this Agreement to another party and the grantee under the Deed is IXYS Corporation, or (b) Exhibit B-2 attached hereto, if IXYS Corporation assigns its rights under this Agreement to another party or the grantee under the Deed is not IXYS Corporation (in either case (a) or (b) whether or not required by Lender).
     MELLC. The term “MELLC” shall mean Menlo Equities LLC, a California limited liability company.
     Wells. The term “Wells” shall mean Wells Fargo Bank, National Association.

     Official Records. The term “Official Records” shall mean official recording office of Santa Clara County, California.
     Personal Property. The term “Personal Property” shall mean all furniture, furnishings, trade fixtures, building systems and equipment (including, without limitation, HVAC, security and life safety systems) and other tangible personal property owned by Seller that is located at and used in connection with the operation of the Real Property, and all furniture, furnishings, trade fixtures, building systems and equipment listed on Schedule 1 attached to the Bill of Sale (to the extent owned by Seller).
     Promissory Note. The term “Promissory Note” shall mean that certain Promissory Note Secured by Deed of Trust dated December 21, 2000, in the original principal amount of $8,000,000, executed by Seller in favor of Wells, and which is secured by the Deed of Trust.
     Property. The term “Property” shall mean the Real Property, the Personal Property, and the Intangible Property.
     Property Documents. The term “Property Documents” shall mean the items listed on Attachment 1 hereto to the extent in Seller’s possession or within its reasonable control.
     Real Property. The term “Real Property” shall mean that certain real property (including, without limitation, any and all other improvements thereon) situated at 1590 Buckeye Drive, in the City of Milpitas, County of Santa Clara, State of California. The land component of the Real Property is legally described in Exhibit E attached to this Agreement.
     Remaining Defeasance Costs. The term “Remaining Defeasance Costs” shall mean the Defeasance Costs which Seller elects (pursuant to Section 4.3(d)(ii) below) to receive from Buyer in reimbursement rather than having Buyer pay directly to the persons charging for the same. In no event shall the Remaining Defeasance Costs include the Defeasance Fee or the Defeasance Collateral Cost, which shall be paid by Buyer directly and not to Seller, notwithstanding any election made by Seller pursuant to Section 4.3(d) below.
     Remaining Loan Assumption Costs. The term “Remaining Loan Assumption Costs” shall mean the Loan Assumption Costs which Seller elects (pursuant to Section 4.3(a)(v)(B) below) to receive from Buyer in reimbursement rather than having Buyer pay directly to the persons charging for the same. In no event shall the Remaining Loan Assumption Costs include the Loan Assumption Fee, which shall be paid by Buyer directly to Lender notwithstanding any election made by Seller pursuant to Section 4.3(a)(v) below.
     Reserve Amount. The term “Reserve Amount” shall mean the total amount of all impounds, reserves, and other monies held by Lender (or by any third party for the benefit of Lender) on the Closing Date pursuant to the Loan Documents.
     Seller-Approved Requirements. The term “Seller-Approved Requirements” shall have the meaning set forth in Section 2.4 below.
     Title Company. The term “Title Company” shall mean First American Title Guaranty Company whose address for this transaction is as follows:
First American Title Insurance Company
1737 North First Street
San Jose, California 95112
Attn: Dian Blair
Fax No. (408) 451-7836.

ARTICLE II
PURCHASE AND SALE
     Section 2.1 Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property upon all of the terms, covenants and conditions set forth in this Agreement.
     Section 2.2 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be equal to the outstanding principal amount of the Loan as calculated as of the Closing Date.
          (a) If the Loan Assumption Notice of Election to Proceed has been timely delivered to Seller pursuant to and in accordance with Section 3.1(a)(vi) below and has not been rescinded pursuant to and in accordance with Section 3.1(b)(iv)(C) below, then the Purchase Price shall, upon the assumption of the Loan by Buyer on the close of escrow in accordance with the Loan Transfer Documents, be deemed paid by Buyer.
          (b) If the All Cash Notice of Election to Proceed has been timely delivered to Seller pursuant to and in accordance with Section 3.1(a)(vi) below, then the Purchase Price shall be payable in cash on or before the Closing Date (as specified in Section 6.1 below) through the escrow described in Section 6.1 below.
     Section 2.3 Buyer’s Review and Seller’s Disclaimer.
          (a) Subject to the provisions of subsection 2.3(c) below, during the Inspection Period Buyer shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, any leases and contracts affecting the Real Property, books and records maintained by Seller or its agents relating to the Property, boundary and other survey-related issues relating to the Real Property, pest control matters, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns and all other information pertaining to the Property. Without representation or warranty, Seller shall cooperate in Buyer’s review and upon request provide Buyer with the opportunity to review and copy all leases, financial reports, survey and other third party inspection reports and similar non-proprietary or non-confidential materials in Seller’s possession relating to the Property. Seller agrees to deliver to Buyer copies of the Property Documents within five (5) days after the Contract Date. Buyer acknowledges (i) that Buyer has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, and (ii) that Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 below, made by Seller or anyone acting or claiming to act on Seller’s behalf concerning the Property. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer specifically undertakes and assumes all risks associated with the matters disclosed by Seller on the Disclosure Statement. All costs of Buyer’s tests and inspections are to be paid by Buyer. If Buyer disapproves any of the physical aspects of the Property pursuant to any reports or inspections made or received by it, Buyer shall notify Seller of the items disapproved within ten (10) days prior to the expiration of the Inspection Period if Buyer desires, in it sole and absolute discretion, that Seller repair and correct such disapproved items. Seller shall have five (5) days after receipt of such notice to elect, in its sole discretion, whether or not to repair and correct such disapproved items prior to the close of escrow. Seller’s failure to provide notice to Buyer within such five (5) day period as to any disapproved item shall be deemed an election by Seller not to repair and correct such disapproved item. On or before the expiration of the Inspection Period, Buyer shall elect by giving written notice to Seller to either (i) proceed with the purchase of the Property pursuant to the terms of this Agreement subject to Seller’s obligation, if any, to repair any physical condition that it has agreed to repair as set forth above, if applicable, (ii) waive such disapproved items and proceed with the purchase of the Property pursuant to the terms of this Agreement, or (iii) terminate this Agreement and all of its obligations, in which event Buyer shall be entitled to the immediate return of Buyer’s Deposit and all interest accrued thereon while in escrow. If Buyer fails to make such election prior to the expiration of the Inspection Period, then this Agreement shall automatically terminate without the need for either party to give any notice or to take any action of any kind; provided, however, that within three (3) days after the later of Buyer’s receipt of the Deposit and Seller’s written request of confirmation of termination, Buyer shall confirm such termination in writing. Provided that (A) Seller has not both (1) breached or defaulted in the performance of any material covenant, agreement or obligation on its part required under this Agreement, and (2) failed to cure the same, and (B) all express conditions precedent to Buyer’s obligation to perform hereunder set forth in Section 3.1(a) below have been satisfied or waived within the time limits and in the manner required in this Agreement, then Buyer shall purchase the Property in its “as is” condition, with all faults on the Closing Date and shall assume the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.
          (b) Except with respect to any claims arising out of (i) any breach of covenants, representations or warranties set forth in Section 4.1 below, or (ii) fraud by Seller, or (iii) any breach by Seller of any obligations under this Agreement that survive the Closing hereunder, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters; provided, however, that while Buyer is releasing Seller and the Released Parties from Environmental Claims (as defined below), nothing stated herein shall be construed or interpreted as creating an obligation on Buyer to assume any environmental obligations or liabilities of Seller or to indemnify, defend or hold harmless Seller or any of the Related Parties from or against any claims, liabilities, losses, damages, demands, actions, causes of action, judgments, costs or expenses (including, without limitation, attorneys’ fees) arising from or related to the environmental condition of the Property or any other condition or circumstance existing prior to the Closing (“Environmental Claims”). For the foregoing purposes, Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code and any similar law of any other state, territory or jurisdiction. Section 1542 provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of this Agreement.

NZ US Buyer
Notwithstanding the foregoing, the releases set forth above do not excuse Seller’s breach of its express obligations under this Agreement. If the purchase and sale transaction contemplated by this Agreement occurs, Buyer (i) is agreeing that, subject only to the provisions of Section 4.1 of this Agreement, it will be purchasing the Property in its as is condition, with all faults, on the Closing Date and will be assuming the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation, and (ii) shall be deemed for all purposes to have remade as of the Closing Date, all of the statements set forth in this Section 2.3(b).
          (c) Buyer’s exercise of the rights of review and inspection set forth in subsection (a) shall be subject to the following limitations: (i) any entry onto the Real Property by Buyer, its agents or representatives, shall be during normal business hours, following reasonable prior notice to Seller and delivery to Seller of satisfactory evidence of Buyer’s general liability insurance (in the amount of at least One Million Dollars ($1,000,000) per occurrence, Three Million Dollars ($3,000,000) aggregate, and with Seller named as an additional insured), and, at Seller’s discretion, accompanied by a representative of Seller; (ii) Buyer shall not conduct any drilling, test borings or other disturbance of the Real Property for review of soils, compaction, environmental, structural or other conditions without Seller’s prior written consent, not to be unreasonably withheld, conditioned or delayed; (iii) any discussions or interviews with any tenants of the Real Property or their personnel shall be conducted in the presence of Seller or its representatives; (iv) Buyer shall exercise reasonable diligence not to disturb the use or occupancy of any occupant of the Property; (v) Buyer shall restore this Property to its condition prior to Buyer’s, Buyer’s agents, employees, consultants, or invitees entry on the Property, and (vi) Buyer shall indemnify, defend and hold Seller harmless from all loss, cost, and expense relating to any personal injury, property damage, or mechanics’ liens resulting from any entry or inspections performed by Buyer, its agents or representatives, provided, however, that Buyer shall have no liability to Seller for any loss, cost or expense to the extent resulting from (a) Seller’s negligence or willful misconduct, (b) any pre-existing dangerous or defective condition existing in, on or under the Property, or (c) Buyer’s discovery of any pre-existing hazardous or toxic materials on or about the Property in connection with its investigation of the Property.
     Section 2.4 Permitted Title Exceptions. Within five (5) days from the Contract Date, Seller shall cause the Title Company to deliver to Buyer a current preliminary title report with respect to the Real Property, together with all documents and information pertaining to the exceptions to title listed in such report, and shall review the same. In addition, Buyer shall, at its expense, obtain during the Inspection Period any survey of the Real Property desired by Buyer or update an existing survey, if any, required by Title Company as a condition to the issuance of the Title Policy described in Section 3.1(a)(ii) below (the “Survey”). Buyer may advise Seller in writing and in reasonable detail, not later than ten (10) business days prior to the close of the Inspection Period, what exceptions to title, if any, listed in then current preliminary report or disclosed on the Survey are not acceptable to Buyer in its sole and absolute discretion (the “Title Objections”). Buyer shall, prior to notifying Seller of any Title Objections, endeavor in good faith to cause Title Company to modify and update the preliminary report to reflect requested corrections and revisions. Seller shall have five (5) business days after receipt of Buyer’s Title Objections to give Buyer notice that (a) Seller will remove any Title Objections from title (or afford the Title Company necessary information or certifications to permit it to insure over such exceptions) or (b)

Seller elects not to cause such Title Objections to be removed. Seller’s failure to provide notice to Buyer within such five (5) business day period as to any Title Objection shall be deemed an election by Seller not to remove the Title Objection. If Seller so notifies or is deemed to have notified Buyer that Seller shall not remove any or all of the Title Objections, Buyer shall elect by giving written notice to Seller on or before the expiration of the Inspection Period to either (i) proceed with the purchase of the Property pursuant to the terms of this Agreement subject to Buyer’s election to remove any Title Objections, if applicable, (ii) waive its objections and proceed with the purchase of the Property pursuant to the terms of this Agreement and take the Property subject to such Title Objections, or (iii) terminate this Agreement and all of its obligations, in which event Buyer shall be entitled to the immediate return of Buyer’s Deposit and all interest accrued thereon while in escrow. If Buyer fails to make such election prior to the expiration of the Inspection Period, then this Agreement shall automatically terminate without the need for either party to give any notice or to take any action of any kind, in which event Buyer shall be entitled to the immediate return of the Deposit and all interest accrued thereon while in escrow; provided, however, that within three (3) days after the later of Buyer’s receipt of the Deposit and Seller’s written request of confirmation of termination, Buyer shall confirm such termination in writing. “Permitted Exceptions” shall include and refer to any and all exceptions to title, excepting solely Title Objections that have been timely identified by Buyer and that Seller has notified Buyer pursuant to this Section that Seller is willing to remove. If this Agreement is not terminated pursuant to this Section 2.4, then on or prior to the date which is four (4) business days prior to the expiration of the Inspection Period, Buyer shall (x) obtain from the Title Company a commitment for title insurance reflecting the state of title determined by the foregoing process (the “Title Commitment”), and (y) deliver a copy thereof to Seller. On the date which is three (3) business days after receipt of the Title Commitment, Seller shall notify Buyer in writing of any “Requirements” in the Title Commitment which Seller agrees to satisfy on or prior to Closing (the “Seller-Approved Requirements”). Failure of Seller for any reason (including but not limited to late receipt of the Title Commitment) to so notify Buyer prior to the end of the Inspection Period shall not be a default by Seller and shall be deemed Seller’s election not to satisfy any of the “Requirements” in the Title Commitment.
ARTICLE III
CONDITIONS PRECEDENT
     Section 3.1 Conditions.
          (a) Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:
               (i) Buyer’s inspection and approval in its sole and absolute discretion, within the Inspection Period, of the feasibility for Buyer’s intended purpose of, and all physical, environmental, economic and legal matters relating to, the Property, pursuant to and in accordance with Section 2.3 above;
               (ii) The willingness of Title Company to issue effective as of the Closing Date, upon the sole condition of the payment of its regularly scheduled premium, its American Land Title Association extended coverage Owner’s Policy of Title Insurance [1992 Form] (the “Title Policy”) in the amount of the Purchase Price, with such coverage (including endorsements) and subject to such exceptions as are set forth in the Title Commitment; provided, however, that if the Title Company is unwilling to issue the Title Policy due to the failure any of the Buyer requirements set forth in the Title Commitment, the condition set forth in this Section 3.1(a)(iii) shall be deemed to have been satisfied;

               (iii) (A) Seller’s performance of all of its material obligations under this Agreement within the applicable time periods set forth herein for performance of such obligations and (B) the truth and correctness of Seller’s express representations and warranties as of the Closing Date;
               (iv) (A) Lender’s approval, within the Inspection Period, of Buyer for purposes of becoming the owner of the Property and the borrower under the applicable Loan Documents, if Buyer has delivered the Loan Assumption Notice of Election to Proceed, or (B) the completion of the Defeasance, if Buyer has delivered the All Cash Notice of Election to Proceed;
               (v) Buyer shall have notified Seller in writing prior to the expiration of the Inspection Period that Buyer’s Board of Directors and/or applicable standing committees has approved Buyer’s purchase of the Property pursuant to this Agreement;
               (vi) Buyer shall have delivered to Seller within the Inspection Period of either but not both (except as provided below in Section 3.1(b)(iv)(c)) of the All Cash Notice of Election to Proceed or the Loan Assumption Notice of Election to Proceed; and
               (vii) At or prior to the Close of Escrow, Seller shall not have received any written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property or Seller’s capacity to perform under this Agreement.
          (b) Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:
               (i) (A) Buyer’s performance of all of its material obligations under this Agreement within the applicable time periods set forth herein for performance of such obligations and (B) the truth and correctness of Buyer’s express representations and warranties as of the Closing Date;
               (ii) The satisfaction of the conditions set forth in (1) subparagraph (a)(i) above, and (2) subparagraph (a)(ii) above, within the time periods set forth in such sections; provided, however, that if the condition set forth in subparagraph (a)(ii) above is not satisfied due to the failure of any of the Seller-Approved Requirements to be satisfied, the condition set forth in this Section 3.1(b)(ii)(2) shall not be a condition precedent to Seller’s obligation to sell the Property;
               (iii) Buyer shall have notified Seller in writing prior to the expiration of the Inspection Period that Buyer’s Board of Directors and/or applicable standing committees has approved Buyer’s purchase of the Property pursuant to this Agreement; and
               (iv) (A) Receipt by Seller within the Inspection Period of either but not both (except as provided below) of the All Cash Notice of Election to Proceed or the Loan Assumption Notice of Election to Proceed, duly signed by Buyer.
                    (B) If Buyer timely delivers the All Cash Notice of Election to Proceed, then the completion of the Defeasance on or prior to the Close of Escrow shall also be a condition to Seller’s obligation to sell the Property.
                    (C) If Buyer timely delivers the Loan Assumption Notice of Election to Proceed, then the following shall also be conditions to Seller’s obligation to sell the Property: (1) Seller’s written approval in its reasonable discretion of the Loan Transfer Documents within five (5) days after receipt thereof; and (2) Seller’s receipt of the Loan Approval on or before the Closing Date.

Notwithstanding the foregoing, if Buyer initially delivers the Loan Assumption Notice of Election to Proceed, but thereafter determines in its sole discretion that it desires to defease the Loan, then Buyer may elect at any time at least sixty (60) days prior to the Closing Date to rescind the Loan Assumption Notice of Election to Proceed and simultaneously deliver the All Cash Notice of Election to Proceed, and the parties shall then proceed as if only the All Cash Notice of Election to Proceed had been delivered, provided that (A) Buyer shall pay all additional out-of-pocket costs incurred by Seller in connection with proceeding with the All Cash Notice of Election to Proceed (in which event Buyer shall pay all third party costs and fees directly to each applicable lender or other vendor within ten (10) days after receipt of an invoice showing such costs and fees actually incurred, it being agreed that all such lender(s) and other vendors are intended to be third party beneficiaries of such payment obligation of Buyer), and (B) there shall be no delay in the Closing Date (it being agreed that if Seller in its sole discretion, for any reason or no reason, does not agree to an extension or delay of the Closing Date, and all of Buyer’s conditions set forth in Section 3.1(a), except the condition set forth in Section 3.1(a)(iv), shall have been satisfied or waived, then Buyer shall be deemed to have materially breached this Agreement, in which event Seller may elect to terminate this Agreement and retain the Deposit as liquidated damages in accordance with Section 5.4 below). Further, if Buyer initially delivers the Loan Assumption Notice of Election to Proceed and does not receive Seller’s approval of the Loan Transfer Documents within five (5) days after Seller’s receipt thereof, then Buyer may elect on or prior to the later of (i) the date which is six (6) days after Seller’s receipt of the Loan Transfer Documents (or one (1) day after Buyer’s receipt of Seller’s disapproval of the Loan Transfer Documents, if earlier), or (ii) the expiration of the Inspection Period, to either (x) terminate this Agreement and all of its obligations, in which event Buyer shall be entitled to the immediate return of the Deposit, or (y) deliver the All Cash Notice of Election to Proceed, and the parties shall then proceed as if only the All Cash Notice of Election to Proceed had been delivered, provided that there shall be no delay in the Closing Date.
     Section 3.2 Failure or Waiver of Buyer’s Conditions Precedent. If the conditions in Sections 3.1(a)(i), 3.1(a)(iv)(A) if applicable, 3.1(a)(v), and 3.1(a)(vi), are not satisfied (or waived in writing by Buyer) at or prior to the end of the Inspection Period, then this Agreement shall automatically terminate, all rights, obligations and liabilities of Seller and Buyer under this Agreement (except those that expressly survive termination of this Agreement) shall cease and the Deposit made by Buyer hereunder, together with all interest accrued thereon while held in escrow, shall be promptly refunded to Buyer. Notwithstanding any contrary provision of this Agreement, the condition set forth in Section 3.1(a)(i) above shall be deemed to have failed and Buyer shall be deemed to have terminated this Agreement, unless Buyer delivers to Seller written notice of the satisfaction or waiver of such condition on or prior to the close of the Inspection Period. If the conditions set forth in Section 3.1(a)(ii), 3.1(a)(iii)(B), 3.1(a)(iv)(B) (if applicable), and 3.1(a)(vii) above are not satisfied on or before the Closing Date (or waived in writing by Buyer), then this Agreement shall automatically terminate without the need for either party to give any notice or to take any action of any kind and, in the event of such termination, all rights, obligations and liabilities of Seller and Buyer under this Agreement (except those that expressly survive termination of this Agreement) shall cease and the Deposit made by Buyer hereunder, together with all interest accrued thereon while held in escrow, shall be promptly refunded to Buyer; provided, however, if any such condition set forth in Section 3.1(a)(ii), 3.1(a)(iii)(B), and, if applicable, 3.1(a)(iv)(B), above, fails as a result of a breach or default by Seller hereunder, then the provisions of Section 4.4 shall apply. In the event a breach or default by Seller causes the condition described in Section 3.1(a)(iii)(A) to be unsatisfied and the same is not waived in writing by Buyer, and such condition continues to be unsatisfied for a period of more than five (5) days following written notice from Buyer to Seller (except no such written notice shall be required if Buyer fails to close escrow on the Closing Date), then, in addition to its rights and remedies described in Section 4.4 below, Buyer shall have the right to terminate this Agreement upon written notice to Seller and, in the event of such termination, the Deposit made by Buyer hereunder, together with all interest accrued thereon while held in escrow, shall be promptly refunded to Buyer.

     Section 3.3 Failure or Waiver of Seller’s Conditions PrecedentIf the conditions in Sections 3.1(b)(iii) and 3.1(b)(iv)(A) are not satisfied (or waived in writing by Seller) at or prior to the end of the Inspection Period, then this Agreement shall automatically terminate, all rights, obligations and liabilities of Seller and Buyer under this Agreement (except those that expressly survive termination of this Agreement) shall cease and the Deposit made by Buyer hereunder, together with all interest accrued thereon while held in escrow, shall be promptly refunded to Buyer. If the conditions set forth in Section 3.1(b)(ii), 3.1(b)(iv)(B), and 3.1(b)(iv)(C), as applicable, are not satisfied on or before the dates specified in each such condition (or waived in writing by Seller), then this Agreement shall automatically terminate without the need for either party to give any notice or to take any action of any kind and, in the event of such termination, all rights, obligations and liabilities of Seller and Buyer under this Agreement (except those that expressly survive termination of this Agreement) shall cease and the Deposit made by Buyer hereunder, together with all interest accrued thereon while held in escrow, shall be promptly refunded to Buyer; provided, however, if any such condition fails as a result of a breach or default by Buyer hereunder, then the provisions of Section 4.4 shall apply. In the event a breach or default by Buyer causes the condition described in Section 3.1(b)(i)(A) to be unsatisfied and the same is not waived in writing by Seller, and such condition continues to be unsatisfied for a period of more than five (5) days following written notice from Seller to Buyer (except no such written notice shall be required if Seller fails to close escrow on the Closing Date), then, in addition to its rights and remedies described in Section 4.4 below, Seller shall have the right to terminate this Agreement upon written notice to Buyer and, in the event of such termination, the Deposit made by Buyer hereunder, together with all interest accrued thereon while held in escrow, shall be retained by Seller as liquidated damages as provided in Article V below.
ARTICLE IV
COVENANTS, WARRANTIES AND REPRESENTATIONS
     Section 4.1 Seller’s Warranties and Representations. Seller hereby makes the following representations and warranties to Buyer as of the Contract Date; provided that each of such representations and warranties shall be deemed to be modified by any contrary or qualifying information contained in any reports, schedules or other informational materials delivered or made available to Buyer pursuant to this Agreement or set forth on the Disclosure Statement:
          (a) Seller has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions of Seller necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement) on behalf of Seller have been taken;
          (b) The list of Leases attached to this Agreement as Exhibit F is a complete and accurate list of all of the Leases presently in effect with respect to the Real Property, the copies of the Leases and related correspondence that have been (or will be) delivered or made available to Buyer are true and correct, each such Lease is in full force and effect, and Seller has not received written notice (i) of any default by the tenant or Seller under the Lease, or (ii) that the tenant under the Lease has exercised any option to extend the current term of the Lease. In the event that the term of any tenants’ Leases will continue after the Closing Date, Seller shall deliver to Buyer at least five (5) business days prior to the expiration of the Inspection Period, an estoppel certificate from all of the tenants under such Leases in the form of attached to such Leases.
          (c) The list of service and equipment contracts attached to this Agreement as Exhibit G is a complete and accurate list of all of the service and equipment contracts presently in effect with respect to the Real Property to which Seller is a party, the copies of such contracts that have been (or will

be) delivered or made available to Buyer are true, correct and complete, and each such contract is in full force and effect;
          (d) To Seller’s knowledge, Seller has received no written notice from any governmental authorities that eminent domain proceedings for the condemnation of the Real Property are pending;
          (e) To Seller’s knowledge, Seller has received no written notice of any threatened or pending litigation against Seller which would materially and adversely affect the Real Property or Seller’s capacity to perform under this Agreement;
          (f) Seller has delivered or, within five (5) days following the Contract Date, Seller shall have delivered, to Buyer all of the reports and studies in its possession or reasonable control that both (i) are related to or dealing with the Property, or applicable portion thereof, and (ii) Seller believes to be currently applicable, as described and subject to the limitations set forth in Section 2.3(a); and
          (g) Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.
     As used herein, the term “Seller’s knowledge” or words of similar effect shall mean the current, actual, subjective knowledge of Henry Bullock, Richard Holmstrom, Alan Webber, and Lyn Barshay, without any duty of inquiry. Seller represents and warrants to Buyer that Alan Webber and Lyn Barshay are the representatives of Seller or its affiliated property management company most likely to know the truth and accuracy of the representations made by Seller herein. Neither Henry Bullock nor Richard Holmstrom nor Alan Webber nor Lyn Barshay, nor any party other than Seller, shall bear responsibility for any breach of any representation or warranty.
     Section 4.2 Seller’s Covenants. Seller hereby covenants and agrees as follows:
          (a) during the Contract Period, Seller shall ensure that the Property is operated and maintained in a manner consistent with current practices and maintain reasonable and customary levels and coverages of insurance and Seller shall not create or acquiesce in the creation of liens or exceptions to title other than the Permitted Exceptions or voluntarily take any action (other than as may be permitted pursuant to subparagraph (b) of this Section 4.2) to render any of the representations or warranties of Seller set forth in Section 4.1 materially incorrect; and
          (b) during the Contract Period, except as provided below in this Section 4.2(b), Seller will not execute or modify any Leases or other contracts, or any amendments, modifications, extensions or renewals to or of the same, without Buyer’s prior written approval, which approval shall be deemed given if Buyer should fail to approve or disapprove any such matter in writing within 5 business days following Buyer’s receipt of written request for such action. At the request of Buyer made in writing and delivered to Seller at least 45 days prior to the Closing Date, Seller shall terminate, to the extent terminable, as of the close of escrow hereunder, any service contract, maintenance agreement or property management contract applicable to all or any portion of the Property and/or the improvements thereon as Buyer deems appropriate. Notwithstanding the foregoing, Seller shall be entitled during the Contract Period to terminate all Leases in Seller’s sole discretion, and Seller agrees to notify Buyer in writing promptly after any such termination;
          (c) during the Inspection Period Buyer shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, any leases and contracts affecting the Real Property, books and records maintained by

Seller or its agents relating to the Property, boundary and other survey-related issues relating to the Real Property, pest control matters, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns and all other information pertaining to the Property;
          (d) if during the Contract Period Seller obtains actual knowledge that any of Seller’s representations or warranties set forth in Section 4.1 is untrue, Seller will promptly notify Buyer thereof;
          (e) during the Contract Period, Seller covenants and agrees that it will not be in default of its material obligations under the Loan Documents beyond applicable notice, grace, and cure periods, and that it will not be in default of its material obligations under the Loan Documents as of the Close of Escrow;
          (f) during the Contract Period, Seller covenants and agrees that it will reasonably and timely cooperate with Buyer (without any obligation to incur out-of-pocket costs or expenses) in Buyer’s efforts with the Defeasance or the Loan Assumption, as applicable. Such reasonable cooperation of Seller shall include the prompt execution, acknowledgment and delivery of any applications and other documents pertinent thereto as may be both (i) necessary for Buyer to initiate and complete the Defeasance or obtain the Loan Transfer Documents, and (ii) approved by Seller in Seller’s sole but good faith discretion;
          (g) to the extent (i) any amounts are payable in connection with the Loan Assumption Costs or the Defeasance Costs pursuant to this Agreement, and (ii) Seller does not make an election pursuant to Section 4.3(a)(v) or 4.3(d) below, as applicable, then Seller agrees that Buyer shall have the right to elect to pay such amounts either (i) directly to Seller, or (ii) directly to Seller’s lender(s) and other vendor(s) instead of to Seller or its partners, members or any person affiliated with such partners or members, or (iii) any combination of the foregoing. In all events Buyer shall make such payments within ten (10) days after receipt of an invoice showing such amounts actually incurred, it being agreed that all such lender(s) and other vendors are intended to be third party beneficiaries of such payment obligation of Buyer; and
          (h) Seller hereby covenants and agrees that it will satisfy the Seller-Approved Requirements prior to or upon the Close of Escrow.
     Section 4.3 Buyer’s Covenants, Warranties and Representations.
          (a) Buyer hereby covenants and agrees that if it delivers the Loan Assumption Notice of Election to Proceed, then it will utilize its best commercially reasonable efforts to satisfy the Lender’s requirements for the Loan Approval, and in this regard, Buyer agrees without limitation that it will:
               (i) provide to Lender those items required or requested by Lender in order to obtain the Loan Approval, including but not limited to financial statements or other evidence satisfactory to Lender regarding financial strength of Buyer and any guarantor, evidence of relevant real estate ownership and management experience, legal opinions, and transfer fees called for by the Loan Documents;
               (ii) assume ownership upon the close of escrow of all accounts of Seller in which Lender has a security interest, including but not limited to lockbox accounts, clearing accounts, tenant improvement reserve accounts, etc.;

               (iii) if required by Lender, cause either (A) IXYS Corporation in the event IXYS Corporation assigns its rights under this Agreement to another party or is not the grantee under the Deed, or (B) a subsidiary of IXYS Corporation with a net worth reasonably acceptable to Lender, to agree to become the guarantor and/or indemnitor and/or surety, as applicable, under those Loan Transfer Documents requiring a guaranty, indemnitor, or surety;
               (iv) use best efforts to timely provide customary financial information to Lender and to negotiate the Loan Assumption; and
               (v) timely pay all Loan Assumption Costs, and at Seller’s election, Buyer shall pay all or a portion of such Loan Assumption Costs either (A) directly to the persons charging for the same (including but not limited to Lender, Lender’s counsel, Seller’s counsel, consultants, and other providers of good or services in connection with the Loan Assumption) rather than to Seller in reimbursement thereof, or (B) directly to Seller in reimbursement thereof.
          (b) Buyer hereby covenants and agrees that it will satisfy any Buyer requirements set forth in the Title Commitment prior to or upon the Close of Escrow.
          (c) Buyer hereby covenants and agrees that if it delivers the Loan Assumption Notice of Election to Proceed and IXYS Corporation assigns its rights under this Agreement to another party or is not the grantee under the Deed, then Buyer will cause the Guarantor to execute and deliver the Assumption and Indemnity Agreement in the form of Exhibit B-2 attached hereto prior to or upon the Close of Escrow.
          (d) Buyer hereby covenants and agrees that if it delivers the All Cash Notice of Election to Proceed, then it will pay timely all Defeasance Costs, and at Seller’s election, Buyer shall pay all or a portion of such Defeasance Costs either (i) directly to the persons charging for the same (including but not limited to Lender, Lender’s counsel, investment bankers, consultants, and other providers of good or services in connection with the Defeasance) rather than to Seller in reimbursement thereof, or (ii) directly to Seller in reimbursement thereof.
Buyer hereby represents and warrants to Seller that, subject to the satisfaction of the condition in Section 3.1(a)(v), (a) Buyer has and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, (b) all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken, (c) Buyer has received no written notice of any threatened or pending litigation which would materially and adversely affect Buyer’s capacity to perform under this Agreement, and (d) Buyer believes that, unless matters having a material adverse economic effect on the Property are discovered by Buyer during the Inspection Period, the Purchase Price as set forth in Section 2.2 above is a fair and reasonable price to pay for the Property. Buyer warrants and represents to Seller that Buyer will not attempt to renegotiate the Purchase Price unless such matters having a material adverse economic effect on the Property are discovered by Buyer during the Inspection Period.
     Section 4.4 Limitations. The parties agree that (i) Seller’s warranties and representations contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall not merge with deed but shall survive Buyer’s purchase of the Property only until December 15, 2007 (the “Limitation Period”), (ii) Seller’s aggregate liability for claims arising out of such representations and warranties shall not exceed $100,000 (exclusive of legal fees unless Seller offers to settle a claim for the lesser of (a) $100,000 and (b) the amount of such claim), and (iii) if Buyer learns or is notified of a Seller breach of its warranties or representations, Buyer shall provide actual written notice to Seller of any such breach, and provided that Seller did not have actual knowledge of such breach as of the Contract Date, Buyer shall allow Seller five (5) days within which to cure such breach (except that such five (5) day cure period shall not be applicable to any breach by Seller of Section 4.2(a) or 4.2(b). If Seller fails to cure such breach after actual written notice and within such cure period, Buyer’s sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Buyer gives Seller written notice of such a breach and Seller commences to cure and thereafter terminates such cure effort, Buyer shall have an additional 30 days from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such warranties or representations.
ARTICLE V
DEPOSIT
     Section 5.1 Upon the mutual execution of this Agreement by Buyer and Seller, Buyer shall deliver to Title Company, for deposit into the escrow described in Section 6.1 below, the sum of $500,000 (together with any interest earned thereon, the “Deposit”).
     Section 5.2 In the event that this transaction is consummated as contemplated by this Agreement, then (a) the entire amount of the Deposit shall be credited against the Purchase Price in the event that the Loan is defeased, and (b) the entire amount of the Deposit (or such lesser portion thereof equal to Buyer’s payment obligations if applicable), shall be credited against Buyer’s payment obligations in the event that the Loan is assumed (and any excess of the Deposit over such payment obligations, if applicable, shall be refunded to Buyer).
     Section 5.3 The entire amount of the Deposit, together with any interest accrued thereon, shall be returned immediately to Buyer in the event that:
          (a) (i) the conditions precedent set forth in Section 3.1(b) shall have been satisfied or waived, (ii) Buyer shall have performed fully or tendered performance of its obligations hereunder, and (iii) Seller shall be unable or fail to perform its obligations, under this Agreement; or
          (b) Buyer terminates this Agreement at any time during the Inspection Period unless Buyer is then in default (in which event a portion of the Deposit equal to the amount of Seller’s damages claim shall remain in escrow pending resolution of such claim); or
          (c) Buyer fails to deliver written notice to Seller prior to the expiration of the Inspection Period that Buyer has elected to proceed with the purchase of the Property as described in Section 3.2 above; or
          (d) Buyer becomes entitled to the refund of the Deposit pursuant to the terms set forth in Sections 3.2, 3.3 or 5.2 above, or Section 6.3 below; or
          (e) Buyer terminates this Agreement pursuant to the terms of Section 7.1(a); or
          (f) Buyer or Seller terminates this Agreement pursuant to the terms set forth Section 7.1(b).

     Section 5.4 IN ALL EVENTS OTHER THAN THOSE SET FORTH IN SECTION 5.3 ABOVE, THE ENTIRE AMOUNT OF THE DEPOSIT, PLUS ACCRUED INTEREST, SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER’S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT PLUS ACCRUED INTEREST IS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE CONTRACT DATE. BUYER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT PLUS ACCRUED INTEREST SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER. THE FOREGOING, HOWEVER, IS A LIQUIDATED MEASURE OF DAMAGES FOR THE SPECIFIED BREACH ONLY, AND SHALL NOT LIMIT BUYER’S LIABILITY UNDER SECTIONS 2.3 OR 7.9 OF THIS AGREEMENT. SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT OR BREACH BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY.
Accepted And Agreed To:

HDB Seller	NZ US Buyer
ARTICLE VI
ESCROW AND CLOSING
     Section 6.1 Escrow Arrangements. An escrow for the purchase and sale contemplated by this Agreement has been or will be opened by Buyer and Seller with Title Company. On or before the Closing Date, Seller and Buyer shall each deliver escrow instructions to Title Company consistent with this Article VI, and the parties shall deposit in escrow the funds and documents described below.
          (a) Seller shall deposit (or cause to be deposited):
               (i) a duly executed and acknowledged grant deed in favor of Buyer from Seller with respect to the Real Property in the form attached to this Agreement as Exhibit H (the “Deed”);
               (ii) a duly executed bill of sale with respect to the Personal Property in the form attached to this Agreement as Exhibit I (the “Bill of Sale”);
               (iii) a duly executed counterpart of an assignment and assumption of Seller’s interest in the Intangible Property in the form attached to this Agreement as Exhibit J (the “Assignment of Intangible Property”);
               (iv) a certificate from Seller certifying the information required by §§ 18662 of the California Revenue and Taxation Code and the regulations issued thereunder to establish that the transaction contemplated by this Agreement is exempt from the tax withholding requirements of such provisions (the “California Certificate”);

               (v) a certificate from Seller certifying the information required by §1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer’s tax withholding obligations, that Seller is not a “foreign person” as defined in Internal Revenue Code § 1445(f)(3) (the “FIRPTA Certificate”);
               (vi) if Buyer has delivered the Loan Assumption Notice of Election to Proceed: counterpart originals of the Loan Transfer Documents to be executed Seller, duly executed by Seller and acknowledged, if applicable;
               (vii) if Buyer has delivered the Loan Assumption Notice of Election to Proceed: counterpart originals of the Loan Transfer Documents that Lender is obligated to execute, duly executed by Lender and acknowledged; provided, however, that Seller shall endeavor to cause Lender to execute and deliver into escrow the foregoing documents, but if Lender fails to do so, it shall not be a default by Seller; and
               (viii) if there are any unexpired Leases in effect at the Property on the Closing Date, a duly executed counterpart of an assignment and assumption of Seller’s interest in the Leases in the form attached to this Agreement as Exhibit K (the “Assignment of Leases”) and any other documentation required to assign Seller’s interest in any security deposit and/or letter of credit delivered by the tenant under such Leases; and
          (b) Buyer shall deposit:
               (i) a duly executed counterpart of the Assignment of Intangible Property;
               (ii) a duly executed counterpart of the Assignment of Leases (if applicable);
               (iii) a certificate in the form attached to this Agreement as Exhibit L, duly executed by Buyer in favor of Seller re-making the waivers, releases, and acknowledgments set forth in Sections 2.3(a) and (b) above (the “Buyer’s Closing Certificate”);
               (iv) If Buyer has delivered the All Cash Notice of Election to Proceed, immediately available funds sufficient to pay (a) the Purchase Price, plus (b) the Remaining Defeasance Costs, plus sufficient additional cash to pay Buyer’s share of all prorations, escrow costs and closing expenses, at least three (3) business days prior to the Closing Date, and in such event the Title Company (on behalf of Buyer and Seller) is authorized to utilize such amounts in order to cause the Loan to be defeased as of the Closing Date; and
               (v) If Buyer has delivered the Loan Assumption Notice of Election to Proceed:
                    (1) immediately available funds sufficient to pay (a) the Loan Assumption Proration Amount, plus (b) sufficient additional cash to pay Buyer’s share of all prorations, escrow costs, and closing expenses, at least one(1) business day prior to the Closing Date;
                    (2) counterpart originals of those Loan Transfer Documents to be executed by Buyer, duly executed by Buyer and acknowledged, if applicable; and
                    (3) an original of the Assumption and Indemnity Agreement in the form of either (a) Exhibit B-1 attached hereto signed by Buyer, if IXYS Corporation does not assign its rights under this Agreement to another party and the grantee under the Deed is IXYS Corporation, or (b) Exhibit B-2 attached hereto signed by Buyer and IXYS Corporation, if IXYS Corporation assigns its rights under this Agreement to another party or the grantee under the Deed is not IXYS Corporation.
     Section 6.2 Closing. Title Company shall close escrow by:
          (a) recording in the Official Records the Deed, and then (if applicable) any Loan Transfer Documents which are to be recorded;
          (b) causing Title Company to issue the Title Policy to Buyer;
          (c) delivering to Buyer:
               (i) the Bill of Sale,
               (ii) the FIRPTA Certificate,
               (iii) the California Certificate,
               (iv) the counterparts of the Assignment of Intangible Property executed by Seller,
               (v) the counterparts of the Assignment of Leases executed by Seller, if applicable,
               (vi) a conformed copy of the Deed,
               (vii) and (if Buyer has delivered the Loan Assumption Notice of Election to Proceed): conformed copies of the recorded Loan Transfer Documents and originals of all other Loan Transfer Documents; and
          (d) delivering to Seller:
               (i) the Assumption and Indemnity Agreement in the form of either (a) Exhibit B-1 attached hereto signed by Buyer, if IXYS Corporation does not assign its rights under this Agreement to another party and the grantee under the Deed is IXYS Corporation, or (b) Exhibit B-2 attached hereto signed by Buyer and IXYS Corporation, if IXYS Corporation assigns its rights under this Agreement to another party or the grantee under the Deed is not IXYS Corporation,
               (ii) the counterparts of the Assignment of Intangible Property executed by Buyer,
               (iii) the counterparts of the Assignment of Leases executed by Buyer, if applicable,
               (iv) conformed copies of the Deed,
               (v) the Buyer’s Closing Certificate,

               (vi) (if Buyer has delivered the Loan Assumption Notice of Election to Proceed): conformed copies of the recorded Loan Transfer Documents and originals of all other Loan Transfer Documents, and
               (vii) funds in the amount of either: (A)(1) the Purchase Price, plus (2) the Remaining Defeasance Costs (if Buyer has delivered the All Cash Notice of Election to Proceed), or (B) the Loan Assumption Proration Amount (if Buyer has delivered the Loan Assumption Notice of Election to Proceed), in either case (A) or (B), as adjusted for credits, prorations and closing costs in accordance with this Article VI.
     Section 6.3 Prorations.
          (a)
               (i) Except as provided in Section 6.3(a)(ii) below, real estate taxes and assessments constituting a lien and allocable to the payment period that includes the Closing Date, personal property taxes, if any, rental income and all other items of income and expense with respect to the Property shall be prorated between Seller and Buyer as of the Closing Date. Income and expenses shall be prorated on the basis of a 30-day month and on the basis of the accrual method of accounting. All such items attributable to the period through and including the Closing Date shall be credited to Seller; all such items attributable to the period following the Closing Date shall be credited to Buyer. Seller shall be credited in escrow with any refundable deposits or bonds held by any utility, governmental agency or service contractor with respect to the Property. Seller shall also be credited in escrow with any prepaid real estate taxes and assessments allocable to the period after the Closing Date.
               (ii) Notwithstanding the provisions of Section 6.3(a)(i) above: (A) all rental income shall be prorated through and including July 31, 2007, as if Seller owned the property through such date, even if the Closing Date occurs prior to July 31, 2007; and (B) if the Loan Assumption Notice of Election to Proceed has been timely delivered to Seller pursuant to and in accordance with Section 3.1(a)(vi) above, then Buyer shall pay in cash on or before the Closing Date through the escrow described in Section 6.1 above, the Loan Assumption Proration Amount (as hereinafter defined); and (C) if the All Cash Notice of Election to Proceed has been timely delivered to Seller pursuant to and in accordance with Section 4.3(b) above, then the Remaining Defeasance Costs shall be payable by Buyer in cash on or before the Closing Date through the escrow described in Section 6.1 above. Regarding clause (ii)(B) above, if the Loan Assumption Notice of Election to Proceed has been timely delivered to Seller pursuant to and in accordance with Section 3.1(a)(vi) above, then Seller shall seek a return from Lender of the Reserve Amount and Buyer shall deposit with Lender an amount equal to the Reserve Amount, which deposit by Buyer may be required by Lender several days in advance of the Closing Date. If Seller in fact receives the Reserve Amount from Lender on the Closing Date, then the “Loan Assumption Proration Amount” shall mean an amount equal to the Remaining Loan Assumption Costs. If Seller does not receive the Reserve Amount from Lender on the Closing Date, then the “Loan Assumption Proration Amount” shall mean an amount equal to the Reserve Amount plus the Remaining Loan Assumption Costs. If Seller does not close escrow after the amount equal to the Reserve Amount has been delivered by Buyer for any reason other than Buyer’s default, and Buyer does not exercise its right of specific performance, Seller shall cause such amount to be returned to Buyer, and if Seller fails to do so within thirty (30) days after the Closing Date, then notwithstanding anything to the contrary in this Agreement, Buyer may elect to bring an action for damages to recover the Deposit and the amount delivered by Buyer pursuant to this Section 6.3(a)(ii);
          (b) Buyer and Seller shall cooperate to produce prior to the Closing Date a schedule of prorations (a “Prorations Schedule”) to be made on and after the Closing Date as complete and accurate as reasonably possible. All prorations which can be liquidated accurately or reasonably estimated as of the Closing Date shall be made in escrow on the Closing Date. All other prorations, and adjustments to initial estimated prorations, shall be made by the parties with due diligence and cooperation within 30 days following the Closing Date, or such later time as may be required to obtain necessary information for proration, by immediate cash payment to the party yielding a net credit from such prorations from the other party. In no event shall Seller receive a net proration pursuant to this Section 6.3(b) and Section 6.3(a) above in excess of $650,000, except to the extent Buyer defaults (A) in its obligation to pay the Loan Assumption Costs as directed by Seller pursuant to Section 4.3(a)(v) above, or (B) in its obligation to pay the Defeasance Costs as directed by Seller pursuant to Section 4.3(d) above. The only Defeasance Costs or Loan Assumption Costs to be included in any proration pursuant to this Section 6.3(b) or Section 6.3(a) above shall be the Remaining Defeasance Costs and the Remaining Loan Assumption Costs. Attached hereto as Exhibit M-1 is a preliminary Prorations Schedule assuming the Loan Assumption occurs, which Prorations Schedule is acknowledged by the parties to be as complete and accurate as is reasonably possible as of the Contract Date. Attached hereto as Exhibit M-2 is a preliminary Prorations Schedule assuming the Defeasance occurs, which Prorations Schedule is acknowledged by the parties to be as complete and accurate as is reasonably possible as of the Contract Date.
     Section 6.4 Other Closing Costs.
          (a) Seller shall pay (i) any county documentary transfer or transaction taxes or fees due on the transfer of the Property, (ii) fifty percent (50%) of any city documentary transfer or transaction taxes or fees due on the transfer of the Property, (iii) all escrow fees or costs charged by or reimbursable to Title Company, and fifty percent (50%) of any recording or other fees or costs charged by or reimbursable to Title Company, (iv) the CLTA portion of the title insurance premium for the Title Policy (but only for a liability amount equal to the Purchase Price), and (v) all fees and expenses of its legal counsel and other third party consultants engaged by or on behalf of Seller in connection with this transaction.
          (b) Buyer shall pay (i) balance of the premium for the Title Policy (including costs of endorsements, extended coverage and related survey costs), (ii) any sales tax determined to be payable in connection with this transaction, (iii) fifty percent (50%) of any city documentary transfer or transaction taxes or fees due on the transfer of the Property, (iv) fifty percent (50%) of any recording or other fees or costs charged by or reimbursable to Title Company, and (v) all fees and expenses of its legal counsel and other third party consultants engaged by or on behalf of Buyer in connection with this transaction.
          (c) Any costs and expenses of closing that are not expressly identified in subparagraph (a) or (b) above shall be allocated between the parties in accordance with prevailing custom in Santa Clara County.
     Section 6.5 Further Documentation. At or following the close of escrow, Buyer and Seller each shall execute any certificate or other instruments required by law or local custom or otherwise reasonably requested by the other party to effect the transaction contemplated by this Agreement.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 Damage or Destruction.

          (a) Subject to the satisfaction of the conditions in Section 3.1(a) above, Buyer shall be bound to purchase the Property for the Purchase Price as required by the terms of this Agreement without regard to the occurrence or effect of any damage to or destruction of the improvements on the Real Property or condemnation by right of eminent domain, provided that the occurrence of any damage or destruction is (i) covered by insurance (excepting deductibles paid by Seller) for the full replacement cost of such damage or destruction, or (ii) if not covered by insurance, involves repair costs of $100,000 or less. Notwithstanding the foregoing, Buyer shall have the right in its sole discretion to terminate this Agreement by written notice of its election given to Seller within ten (10) business days following the event if there occurs damage or destruction which involves repair costs in excess of $1,000,000 or all or more than three percent (3%) of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated) and upon such termination, the Deposit (and all interest accrued thereon while in escrow) shall be returned to Buyer, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Buyer is so bound to purchase notwithstanding the occurrence of damage, destruction or condemnation, upon the close of escrow: (A) in the event of damage covered by insurance, Buyer shall receive a credit against the Purchase Price in the amount (net of collection costs) of any insurance proceeds or condemnation award collected and retained by Seller as a result of any such damage or destruction or condemnation and Seller shall assign to Buyer all rights to such insurance proceeds or condemnation awards as shall not have been collected prior to the close of escrow; and (B) in the event of damage not covered by insurance, Buyer shall receive a credit (not to exceed $100,000) in the amount of the estimated cost to repair the damage.
          (b) Buyer and Seller shall each have the right to terminate this Agreement by written notice of election given to the other party within five (5) business days following the event if there occurs damage or destruction not covered by insurance which involves repair costs in excess of $100,000, unless either (i) Seller agrees in writing to complete such repairs at Seller’s expense or (ii) Buyer waives Buyer the repairs costs in excess of $100,000 in which case Seller shall receive a credit in the amount of the estimated cost to repair the damage (not to exceed $100,000). In the event of such a termination, the Deposit shall be returned to Buyer.
     Section 7.2 Brokerage Commissions and Finder’s Fees.
          (a) Buyer warrants to Seller that no person or entity can properly claim a right to any real estate commission, real estate finder’s fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, “Real Estate Compensation”) based upon the acts of Buyer with respect to the transaction contemplated by this Agreement. Buyer hereby agrees to indemnify and defend Seller against and to hold Seller harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts by Buyer.
          (b) Seller warrants to Buyer that no person or entity can properly claim a right to any Real Estate Compensation based upon the acts of Seller with respect to the transaction contemplated by this Agreement. Seller hereby agrees to indemnify and defend Buyer against and to hold Buyer harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts by Seller.
     Section 7.3 Successors and Assigns. Buyer shall not have the right to assign its rights under this Agreement without Seller’s written consent, which consent may be withheld in Seller’s sole and absolute discretion, for any reason or no reason. The preceding notwithstanding, Buyer shall have the right, without having to obtain Seller’s consent but upon written notice to Seller, to assign this Agreement or

Buyer’s rights and obligations hereunder, to an affiliate or subsidiary of Buyer. No assignment by Buyer shall relieve Buyer or any other party of its or their obligations under this Agreement or any document entered into in connection with this Agreement. Subject to the limitations on assignment expressed in this Section 7.3, this Agreement shall be binding upon, and inure to the benefit of, Buyer and Seller and their respective successors and assigns.
     Section 7.4 Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by United States Postal Service, postage prepaid or certified mail, return receipt requested, by any nationally known overnight delivery service, by courier, or in person or by facsimile (with copy of such notice sent not later than the next day by mail or overnight private courier in accordance with the provisions herein). Facsimile notices shall be deemed received on the day sent if sent prior to 4:59 p.m. Pacific Time or if sent after 4:59 p.m. Pacific Time, then deemed received on the next day. All other notices shall be deemed to have been given forty-eight (48) hours following deposit in the United States Postal Service or upon personal delivery if sent by overnight delivery service, courier or personally delivered. All notices shall be addressed to the party at the address below:

To Seller:	Barber Lane Associates L.P.
490 California Avenue
4th Floor
Palo Alto, California 94306
Attn: Henry Bullock and Rick Holmstrom
Facsimile: (650) 326-9333

with a copy to:	Goodwin | Procter LLP
101 California Street 18th Floor
San Francisco, California 94111
Attn: Paul Churchill
Facsimile: (415) 677-9041

To Buyer:	IXYS Corporation
3540 Bassett Street
Santa Clara, California 95054
Attn: Uzi Sasson and General Counsel
Facsimile: (408) 496-6104

With copy to:	Berliner Cohen
10 Almaden Boulevard, 11th Floor
San Jose, CA 95113
Attn: Mark Makiewicz
Facsimile No.: (408) 998-5388
Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 7.4. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.
     Section 7.5 Time. Time is of the essence of every provision contained in this Agreement.

     Section 7.6 Possession. The rights of possession of the Property shall be delivered to Buyer on the Closing Date.
     Section 7.7 Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.
     Section 7.8 No Deductions or Off-Sets. Buyer acknowledges that the Purchase Price to be paid for the Property pursuant to this Agreement is a net amount and shall not be subject to any off-sets or deductions, but may be subject to a credit of up to $100,000 as provided in Section 7.1(a) above.
     Section 7.9 Attorneys’ Fees. In the event any dispute between Buyer and Seller should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.
     Section 7.10 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.
     Section 7.11 Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California.
     Section 7.12 Damages. Buyer agrees that any liability of Seller under any claim brought prior to the Closing Date pursuant to this Agreement or any document or instrument delivered simultaneously or in connection with, or pursuant to this Agreement, shall be limited to the amount set forth in clause (ii) of Section 4.4 above. With respect to any such claim brought following the Closing Date, any liability of Seller shall be limited to the amount set forth in clause (ii) of Section 4.4 above and Buyer’s recourse therefor shall be solely to Seller’s assets and proceeds from the sale contemplated herein. In no event shall Buyer seek satisfaction for any such obligation from any of Seller’s members or from any members, shareholders, officers, directors, trustees, beneficiaries, employees, agents, legal representatives, successors or assigns of such members, nor shall any such person or entity have any personal liability for any such obligations of Seller.
     Section 7.13 Counterparts. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.
     Section 7.14 Tax Deferred Exchange. Upon the request of either party (the “Requesting Party”) to this Agreement, the other party (the “Non-Requesting Party”) agrees to reasonably cooperate with the Requesting Party in consummating the sale of the Property as part of a simultaneous or non-simultaneous tax-deferred exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, provided that (i) the Non-Requesting Party shall not be required to take title to any property other than the Property, and (ii) the Closing Date shall not be delayed or extended thereby. The Requesting Party shall have the right to assign its rights and obligations hereunder to an accommodation entity (the “Intermediary”), who will cause the Closing to occur on the Requesting Party’s behalf. All of the Requesting Party’s liabilities, representations and warranties under this Agreement shall remain those of the Requesting Party and the Non-Requesting Party shall not seek recourse against the Intermediary with respect to such liabilities or for the breach of any such representations or warranties. Performance by an Intermediary in effectuating an exchange will be treated as if such performance were made by the Requesting Party, and the Requesting Party shall remain the primary obligor for the full and timely performance of all obligations of the Requesting Party under this Agreement. In the event of any breach of such representations, warranties, covenants, or other obligations, the Non-Requesting Party shall proceed directly against the Requesting Party. The Non-Requesting Party shall not be required to assume any liabilities as a result of the exchange transaction that are in addition to those which would exist if the transaction were effectuated as a sale by the Requesting Party and not effectuated as an exchange. The Requesting Party hereby agrees to indemnify, defend (with counsel reasonably satisfactory to the Non-Requesting Party) and hold harmless the Non-Requesting Party from and against any and all claims, loss, cost, damage, or expense (including, without limitation, reasonable attorneys’ fees) incurred by the Non-Requesting Party and arising out of or relating to the Non-Requesting Party’s participation in the Exchange.
     Section 7.15 Specific Performance Notwithstanding any other provision of this Agreement to the contrary, in the event of a material breach by Seller under this Agreement, Buyer shall have the right of specific performance of this Agreement.

     Section 7.16 Entire Agreement. This Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.
     In Witness Whereof, Seller and Buyer have executed this Agreement as of the day and year first written above.
Seller:
Barber Lane Associates L.P.
a California limited partnership

By:	Menlo Equities Associates V LLC, a California limited liability company, its General Partner

	By:	Menlo Equities LLC, a California limited liability company, its Manager

		By:	Menlo Equities, Inc. a California corporation, its Managing Member

			By:	/s/ Henry d. Bullock
Henry D. Bullock, President
Buyer:
IXYS Corporation,
a Delaware corporation
By: /s/ Nathan Zommer
Name: Nathan Zommer
Title: President
By: /s/ Uzi Sasson
Name: Uzi Sasson
Title: Chief Financial Officer

Exhibit A
FORM
OF
ALL CASH
NOTICE OF ELECTION TO PROCEED
[Buyer Letterhead]
                    , 2007
Barber Lane Associates L.P.
490 California Avenue, 4th Floor
Palo Alto, California 94306
Attn: Henry Bullock and Rick Holmstrom
     Re: 1590 Buckeye Drive, Milpitas, California
Gentlemen:
This notice relates to that certain Agreement for Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated as of January ___, 2007, by and between Barber Lane Associates L.P., a California limited partnership, as seller, and IXYS Corporation, a Delaware corporation, as buyer (the “Purchase Agreement”). Capitalized terms used herein and not defined shall have the same meanings given such terms in the Purchase Agreement.
Buyer hereby elects to purchase the Property for cash and not to assume the Loan.
Very truly yours,
IXYS Corporation,
a Delaware corporation

By:
Name:
Title:	President

By:
Name:
Title:	Chief Financial Officer

Exhibit B-1
Form of Assumption and Indemnity
     This Assumption and Indemnity Agreement (“Agreement”) dated as of                         , 2007, is made by IXYS Corporation, a Delaware corporation (“Buyer”), and Barber Lane Associates L.P., a California limited partnership (“Seller”).
RECITALS
     A. Seller, as seller, and Buyer, as buyer, entered into that Agreement for Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated as of January ___, 2007 (“Purchase Agreement”), for the purchase and sale of certain real property located at 1590 Buckeye Drive, in the City of Milpitas, County of Santa Clara, State of California, as more particularly described in the Purchase Agreement. Capitalized terms used in this Agreement and not defined shall have the meanings given such terms in the Purchase Agreement.
     B. Concurrently herewith, pursuant to the Purchase Agreement, Seller is transferring and conveying to Buyer all of Seller’s right, title and interest in and to the Property, and Buyer is accepting such transfer and conveyance. In connection therewith, Buyer desires to assume the Loan pursuant to the terms and conditions of this Agreement. Buyer is executing this Agreement in order to induce Seller to sell the Property to Buyer and cooperate with Buyer in the Loan Assumption.
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged:
     1. Buyer hereby assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Seller under the Loan Documents (the “Assigned Obligations”), and agrees to be bound by all of the terms and conditions of the Loan Documents. Additionally, Buyer agrees to indemnify and defend Seller against, to hold Seller harmless from, and to reimburse Seller for, any and all loss, cost, liability and expense (including attorneys’ fees) arising out of or relating to any breach or alleged breach of the Assigned Obligations by Buyer.
     2. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of the successors and assigns of Seller and Buyer, respectively.
     3. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same instrument.
     4. In the event that any dispute between or among the parties to this Agreement should result in litigation, or suit is brought to interpret the meaning of this Agreement, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.
     5. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California.
     In Witness Whereof, Seller and Buyer have executed this Agreement as of the date first set forth above.

Seller:

a

By:

Its:

Buyer:

a

By:

Its:

Exhibit B-2
Form of Assumption and Indemnity
     This Assumption and Indemnity Agreement (“Agreement”) dated as of                     , 2007, is made by                     , a                      (“Buyer”), IXYS Corporation, a Delaware corporation (“Guarantor”), and Barber Lane Associates L.P., a California limited partnership (“Seller”).
RECITALS
     A. Seller, as seller, and Guarantor, as buyer, entered into that Agreement for Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated as of January ___, 2007 (“Purchase Agreement”), for the purchase and sale of certain real property located at 1590 Buckeye Drive, in the City of Milpitas, County of Santa Clara, State of California, as more particularly described in the Purchase Agreement. Capitalized terms used in this Agreement and not defined shall have the meanings given such terms in the Purchase Agreement.
     B. Guarantor has assigned all of its right, title, and interest in the Purchase Agreement to Buyer.
     C. Concurrently herewith, pursuant to the Purchase Agreement, Seller is transferring and conveying to Buyer all of Seller’s right, title and interest in and to the Property, and Buyer is accepting such transfer and conveyance. In connection therewith, Buyer desires to assume the Loan pursuant to the terms and conditions of this Agreement. Because of the legal relationship between Buyer and Guarantor, Guarantor will benefit by Buyer’s purchase of the Property and assumption of the Loan, and therefore Guarantor is executing this Agreement in order to induce Seller to sell the Property to Buyer and cooperate with Buyer in the Loan Assumption.
     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged:
     1. Buyer hereby assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Seller under the Loan Documents (the “Assigned Obligations”), and agrees to be bound by all of the terms and conditions of the Loan Documents. Additionally, Buyer and Guarantor each agree to indemnify and defend Seller against, to hold Seller harmless from, and to reimburse Seller for, any and all loss, cost, liability and expense (including attorneys’ fees) arising out of or relating to any breach or alleged breach of the Assigned Obligations by Buyer.
     2. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of the successors and assigns of Seller, Buyer, and Guarantor, respectively. The obligations of Buyer and Guarantor hereunder shall be joint and several.
     3. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same instrument.
     4. In the event that any dispute between or among the parties to this Agreement should result in litigation, or suit is brought to interpret the meaning of this Agreement, the prevailing party shall

3

be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.
     5. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California.
     In Witness Whereof, Seller, Buyer and Guarantor have executed this Agreement as of the date first set forth above.

Seller:
,
a

By:

Its:

Buyer:
,
a

Its:

Guarantor:
,
a

By:

Its:

4

Exhibit C
DISCLOSURE STATEMENT
NONE

5

Exhibit D
FORM
OF
LOAN ASSUMPTION
NOTICE OF ELECTION TO PROCEED
[Buyer Letterhead]
                     , 2007
Barber Lane Associates L.P.
490 California Avenue, 4th Floor
Palo Alto, California 94306
Attn: Henry Bullock and Rick Holmstrom
     Re: 1590 Buckeye Drive, Milpitas, California
Gentlemen:
This notice relates to that certain Agreement for Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated as of January ___, 2007, by and between Barber Lane Associates L.P., a California limited partnership, as seller, and IXYS Corporation, a Delaware corporation, as buyer (the “Purchase Agreement”). Capitalized terms used herein and not defined shall have the same meanings given such terms in the Purchase Agreement.
Buyer acknowledges and agrees that it has received, read and understood each of the Loan Documents and hereby approves such Loan Documents. Buyer further acknowledges and agrees that it can and will comply with the Lender’s requirements for the Loan Assumption. Additionally, Buyer reconfirms that it will perform each of its obligations under Section 4.3 of the Purchase Agreement.
Very truly yours,
IXYS Corporation,
a Delaware corporation
By:
Name:
Title: President
By:
Name:
Title: Chief Financial Officer

Exhibit E
PROPERTY DESCRIPTION
That certain real property located in the City of Milpitas, County of Santa Clara, State of California, more particularly described as follows:
PARCEL 2, as shown on Parcel Map filed November 4, 1998 in Book 709 of Maps, at Page(s) 41 and 42, Santa Clara County Records.
Assessor’s Parcel Number: 086-03-085.

Exhibit F
LIST OF LEASES
1. Lease dated April 14, 2000, by and between Barber Lane Associates L.P., a California limited partnership, as landlord, and REMEC, Inc., a California corporation, as tenant, as assigned by REMEC, Inc. to, and assumed by, Powerwave Technologies, Inc., a Delaware corporation, pursuant to that certain Assignment and Assumption of Lease dated as of September 2, 2005, by and between REMEC, Inc., a California corporation, as assignor, and Powerwave Technologies, Inc., a Delaware corporation, as assignee.

Exhibit G
LIST OF SERVICE AND EQUIPMENT CONTRACTS
TO WHICH SELLER IS A PARTY

Service	Service Provider
Landscaping	Vargas Gardening

Parking Lot Sweeping	Universal Maintenance

Storm Drain Filters	Kristar

Exhibit H
DEED
Assessor’s Parcel No.
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO
(AND MAIL TAX STATEMENTS TO):

The undersigned grantor declares
Documentary transfer tax is:
(   )     computed on full value of property conveyed, or
(   )     computed on full value less value of liens and encumbrances.

GRANT DEED
FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Barber Lane Associates L.P., a California limited partnership, HEREBY GRANTS to IXYS Corporation, a Delaware corporation, all that real property in the City of Milpitas, County of Santa Clara, State of California, described as follows:
     SEE EXHIBIT “A” ATTACHED HERETO AND BY THIS REFERENCE INCORPORATED HEREIN.
This conveyance is made subject to all liens and encumbrances of record.
Barber Lane Associates L.P.
a California limited partnership

By:	Menlo Equities Associates V LLC,
a California limited liability company,
its General Partner

	By:	Menlo Equities LLC,
a California limited liability company,
its Manager

		By:	Menlo Equities, Inc.
a California corporation,
its Managing Member

			By:	Date: July ___, 2007

Henry D. Bullock, President

MAIL TAX STATEMENTS AS DIRECTED ABOVE

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On , before me, ,
Personally appeared (name of witness),

☐	personally known to me
-or-
☐	proved to me on the basis of satisfactory evidence
to be the person whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity, and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

Witness my hand and official seal.

Signature of the Notary

CAPACITY CLAIMED BY SIGNER
Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.
☐		Individual
☐		Corporate Officer(s)

☐	Partner(s)	☐ Limited
☐ General
☐		Attorney-in-Fact
☐		Trustee(s)
☐		Guardian/Conservator
☐		Other:

SIGNER IS REPRESENTING:
Name of person(s) or entity(ies)

This certificate must be attached	Title or Type of Document:
to the document described at right:	Number of Pages: Date of Document:
Signer other than named above:

Exhibit I
BILL OF SALE
     For Valuable Consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Barber Lane Associates L.P., a California limited partnership (“Seller”), hereby assigns, transfers and conveys to IXYS Corporation, a Delaware corporation (“Buyer”), Without Warranty, Express Or Implied, all of Seller’s right, title and interest in and to the Personal Property. The foregoing conveyance is made pursuant to, and is subject to the terms and conditions of, that certain Agreement for Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated as of January ___, 2007, by and between Seller and Buyer (the “Purchase Agreement”). Capitalized terms used herein and not defined shall have the same meanings given such terms in the Purchase Agreement. The Personal Property specifically includes, without limitation, all furniture, furnishings, trade fixtures, building systems and/or equipment listed on Schedule I attached hereto.
     In Witness Whereof, Seller has executed this Bill of Sale as of July ___, 2007.
Seller:
Barber Lane Associates L.P.
a California limited partnership

By:	Menlo Equities Associates V LLC,
a California limited liability company,
its General Partner

	By:	Menlo Equities LLC,
a California limited liability company,
its Manager

		By:	Menlo Equities, Inc.
a California corporation,
its Managing Member

By:
Henry D. Bullock, President

Schedule 1
Personal Property
[TO BE ATTACHED PRIOR TO CLOSING DATE]

Exhibit J
ASSIGNMENT OF INTANGIBLE PROPERTY
     For Valuable Consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Barber Lane Associates L.P., a California limited partnership (“Assignor”), hereby assigns, transfers and conveys to IXYS Corporation, a Delaware corporation, (“Assignee”), all of Assignor’s right, title and interest in and to the Intangible Property, as that term is defined in that certain Agreement for Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated as of January ___, 2007 (the “Agreement”), entered into by and between Assignor, as “Seller,” and Assignee, as “Buyer.”
     Assignee hereby assumes all obligations of the owner of the Intangible Property arising on or after the date of this Assignment (collectively, the “Assigned Obligations”), and Assignee agrees to indemnify and defend Assignor against, to hold Assignor harmless from, and to reimburse Assignor for, any and all loss, cost, liability and expense (including attorneys’, fees) arising out of or relating to any breach or alleged breach of the Assigned Obligations occurring (or alleged to have occurred) on or after the date of this Assignment.
     In Witness Whereof, Assignor and Assignee have executed this Assignment of Intangible Property as of July ___, 2007.
Assignor:
Barber Lane Associates L.P.

a California limited partnership

By:	Menlo Equities Associates V LLC,
a California limited liability company,
its General Partner

	By:	Menlo Equities LLC,
a California limited liability company,
its Manager

		By:	Menlo Equities, Inc.
a California corporation,
its Managing Member

By:
Henry D. Bullock, President
Assignee:
IXYS Corporation,
a Delaware corporation

By:

Name:
Title:	President

By:
Name:
Title:	Chief Financial Officer

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EXHIBIT K
ASSIGNMENT AND ASSUMPTION OF LEASES
     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) is made and entered into as of this ___day of July, 2007 (“Assignment Date”), by and between Barber Lane Associates L.P., a California limited partnership (“Assignor”), and IXYS Corporation, a Delaware corporation (“Assignee”), with reference to the following facts.
RECITALS
     A. Assignor is the record owner of certain improved real property commonly referred to as 1590 Buckeye Drive, Milpitas, California (“Property”), which Property is more particularly described in Exhibit “A” attached hereto.
     B. The Property is currently subject to a certain lease (the “Lease”), a full and complete copy of which is attached hereto as Exhibit “B”.
     C. Assignee is acquiring the Property from Assignor pursuant and subject to that certain Agreement For Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated January ___, 2007, entered into by and between Assignor and Assignee (the “Purchase Agreement”).
     D. Assignor desires (concurrently with its transfer and conveyance of the Property to Assignee) to assign and transfer to Assignee its interest, as landlord, under the Lease, and Assignee desires to acquire from Assignor the interest of Assignor, as landlord, under the Lease, and to assume all of the obligations of Assignor, as landlord, under the Lease.
     NOW, THEREFORE, it is hereby agreed as follows:
     1. As of the Assignment Date, Assignor does hereby assign, transfer and convey to Assignee all of Assignor’s right, title and interest as landlord under the Lease, including, without limitation, any security deposit and/or letter of credit delivered under the Lease. Assignee hereby accepts the foregoing assignment, transfer and conveyance of Assignor’s interest as landlord under the Lease, and hereby assumes all of the obligations of Assignor as landlord under the Lease arising from and after the date hereof.
     2. This Assignment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument. In addition, counterpart signature pages may be (but shall not be required to be) annexed to one Assignment. It is the intent hereof that when all of the parties have executed one or more counterparts, this Assignment shall be in full force and effect.
3. In the event of any action or suit between the parties in connection with this Assignment,
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the prevailing party in such action or suit shall be entitled to have and recover from the other party all reasonable costs and expenses of suit, including reasonable attorneys’ fees.
     In Witness Whereof, Assignor and Assignee have executed this Assignment of Lease as of July ___, 2007.
Assignor:
Barber Lane Associates L.P.
a California limited partnership

By:	Menlo Equities Associates V LLC,
a California limited liability company,
its General Partner

	By:	Menlo Equities LLC,
a California limited liability company,
its Manager

		By:	Menlo Equities, Inc.
a California corporation,
its Managing Member

By:
Henry D. Bullock, President
Assignee:
IXYS Corporation,
a Delaware corporation

By:
Name:
Title:	President

By:
Name:
Title:	Chief Financial Officer

2

EXHIBIT L
BUYER’S CLOSING CERTIFICATE
     This Certificate is executed as of the ___day of July, 2007, by IXYS Corporation, a Delaware corporation (“Buyer”), in favor of Barber Lane Associates L.P., a California limited partnership (“Seller”).
     Buyer and Seller are parties to that certain Agreement for Purchase and Sale of 1590 Buckeye Drive, Milpitas, California, dated January ___, 2007, entered into by and between Seller and Buyer (the “Purchase Agreement”). Capitalized terms used in this Certificate and not defined herein shall have the definitions assigned to them in the Purchase Agreement.
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby certifies as follows:
     1. Inspection Period. During the Inspection Period Buyer was permitted to make a complete review and inspection of the Property, including, without limitation, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer acknowledges (i) that Buyer has elected to Purchase the Property having first made and relied upon its own investigation of the physical, environmental, economic and legal condition of the Property, and (ii) that Buyer is not relying upon any representations and warranties, other than those specifically set forth in Section 4.1 of the Purchase Agreement, made by Seller or anyone acting or claiming to act on Seller’s behalf concerning the Property. Buyer further acknowledges that it has not received from Seller any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors. Buyer specifically undertakes and assumes all risks associated with the matters disclosed by Seller on the Disclosure Statement. Subject only to the provisions of Section 4.1 of the Purchase Agreement, Buyer is purchasing the Property in its AS IS CONDITION, WITH ALL FAULTS, on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.
     2. Release. Except with respect to any claims arising out of (i) any breach of covenants, representations or warranties set forth in Section 4.1 of the Purchase Agreement, or (ii) fraud by Seller, or (iii) any breach by Seller of any obligations under the Purchase Agreement that survive the Closing thereunder, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, affiliates, successors and assigns (collectively, the “Released Parties”) from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement, which Buyer has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et. seq.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners for environmental matters; provided, however, that while Buyer is releasing Seller and the Released Parties from Environmental Claims (as defined below), nothing stated herein shall be construed or interpreted as creating an obligation on Buyer to assume any environmental obligations or liabilities of Seller or to indemnify, defend or hold harmless Seller or any of the Related Parties from or against any claims, liabilities, losses, damages, demands, actions, causes of action, judgments, costs or expenses (including, without limitation, attorneys’ fees) arising from or related to the environmental condition of the Property or any other condition or circumstance existing prior to the Closing (“Environmental Claims”). For the foregoing purposes, Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code and any similar law of any other state, territory or jurisdiction. Section 1542 provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
Buyer hereby specifically acknowledges that Buyer has carefully reviewed this subsection and discussed its import with legal counsel and that the provisions of this subsection are a material part of the Purchase Agreement.

Buyer’s Initials
Notwithstanding the foregoing, the releases set forth above do not excuse Seller’s breach of its express obligations under the Purchase Agreement.
     In Witness Whereof, Buyer has caused this Certificate to be executed as of the ___day of July, 2007.
IXYS Corporation,
a Delaware corporation

By:
Name:
Title:	President

By:
Name:
Title:	Chief Financial Officer

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EXHIBIT M-1
PRELIMINARY PRORATIONS SCHEDULE
(Loan Assumption)

EXHIBIT M-2
PRELIMINARY PRORATIONS SCHEDULE
(Defeasance)

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Attachment 1
LIST OF PROPERTY DOCUMENTS
The Property Documents shall mean the following documents but only to the extent in Seller’s possession or reasonable control:
1.	The original or copies of the “as-built” working architectural and engineering plans and specifications for the improvements on the Property

2.	ALTA as-built survey of the Property dated November 2000

3.	Any soils report relating to the Property.

4.	Any structural reports relating to the improvements on the Property.

5.	Copies of all permits and certificates of occupancy issued for the improvements on the Property.

6.	Copies of the most recent year’s real property tax bills for the Property.

7.	Copies of any warranty agreements covering the improvements on the Property or any equipment therein.

8.	Copies of Seller’s current rent rolls (noting any delinquent payments due) for the Property and a full and complete set of all leases, amendments, existing service contracts, warranties and other agreements which relate to or affect the Property.

9.	Phase I Environmental site assessment dated June 1998.

10.	A full and complete set of income and expense statements of the Property for the preceding three calendar years and a current year to date statement (expense detail shall include, but not be limited to, common area charges, taxes, insurance and other expenses associated with the operation of Property).

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